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                                                                   Exhibit 10.22

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "AGREEMENT"), dated as of June 1, 2005, is between aQuantive, Inc., a Washington corporation (the "COMPANY"), and David Friedman ("EXECUTIVE").

                                    RECITALS

     A. Executive currently serves as President of Avenue A|Razorfish Central, which is operated as a region of a business unit of the Company. The Company desires to continue to retain the services of Executive, and desires to provide him with certain benefits for a defined period of time as specified in this Agreement, at the conclusion of which the parties currently expect Executive's employment by the Company to continue on an at-will basis.

     B. Executive is willing to continue to provide services to the Company upon the terms and conditions set forth herein.

                                    AGREEMENT

     For and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and Executive hereby agree as follows:

1.   EMPLOYMENT

     The Company will employ Executive and Executive will accept employment by the Company as the President of Avenue A|Razorfish Central. During Executive's employment, Executive shall serve the Company faithfully and to the best of his ability, devoting substantially all his working time, attention and energies to the business of the Company. Executive's status, duties and responsibilities shall be reasonably commensurate with his title, and he shall perform such duties as are lawfully assigned to him. Executive shall not engage in any other business activity (except the management of personal investments and charitable and civic activities which in the aggregate do not interfere with the performance of Executive's duties hereunder) without first obtaining the written consent of the Company's President and CEO.

2.   TERM

     Subject to earlier termination in accordance with the provisions contained in paragraph 5, the Executive's employment by the Company shall be for a term (the "TERM") ending on March 15, 2007. This Agreement may only be extended beyond the Term by a separate written renewal agreement. In the absence of such renewal agreement, if the Executive's employment continues beyond the Term, such employment shall be on an at-will basis and upon such terms as the parties may thereupon agree. The date on which the Executive ceases to be employed by the Company, regardless of the reason therefore is referred to in this Agreement as the "DATE OF TERMINATION."

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3.   COMPENSATION

     3.1. Base Salary. As compensation for his services hereunder, during the Term the Company shall pay the Executive in accordance with its normal payroll practices, an annualized base salary of a minimum of $325,000 (the "BASE SALARY").

     3.2. Bonus. As additional compensation under this Agreement, Executive will be entitled to participate in the Company's bonus program, with Executive's target bonus level, and any subsequent award of a bonus under such program, being determined in the sole discretion of the Company's CEO and/or Compensation Committee of the Company's Board of Directors. With respect to calendar year 2005, Executive's bonus target has been established at 40% of base salary.

     3.3 Stock Options. In addition, Executive may from time to time be granted additional options under the aQuantive 1999 Stock Incentive Compensation Plan or a successor or other employee stock option plan (collectively referred to as the "COMPANY OPTION PLANS"). Any further grant of options to Executive under the Option Plan will be determined by the Company's CEO and/or Compensation Committee of the Board of Directors of aQuantive in its sole discretion, and will be subject to the terms and conditions of the Option Plan.

4.   BENEFITS AND EXPENSES

     4.1 Benefits. During his employment, Executive will be entitled to participate in all health, disability, life insurance, PTO and similar employee benefit plans in which executives of the Company are generally eligible to participate.

     4.2 Expense Reimbursement. During his employment, the Company will reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement to the extent consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, and subject to the Company's requirements with respect to reporting and documentation of such expenses.

5.   TERMINATION

     Employment of Executive pursuant to this Agreement may be terminated as follows:

     5.1. BY THE COMPANY

     With or without Cause (as defined below), the Company may terminate the employment of Executive at any time upon giving Notice of Termination (as defined below).

     5.2. BY EXECUTIVE

     Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     5.3. AUTOMATIC TERMINATION

     This Agreement and Executive's employment hereunder shall terminate automatically upon the death or total disability of Executive. The term "total disability" as used herein shall mean


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Executive's inability to perform the duties set forth in paragraph 1 hereof for a period or periods aggregating ninety (90) calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Executive's control, unless Executive is granted a leave of absence by the Company. Executive and the Company hereby acknowledge that Executive's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Executive's death occurs or (b) immediately upon a determination by the Board of Directors of the Company of Executive's total disability, as defined herein.

     5.4. NOTICE

     The term "Notice of Termination" shall mean at least thirty (30) days' written notice of termination, by either party, of Executive's employment, during which period Executive's employment and performance of services will continue; provided, however, that the Company may, upon notice to Executive and without reducing Executive's compensation during such period, excuse Executive from any or all of his duties during such period. Such a reduction in duties shall not constitute "good reason" for voluntary termination so as to trigger termination payments in accordance with subparagraph 6.2.

6.   TERMINATION PAYMENTS

     In the event of termination of the employment of Executive, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 6. Subject to subparagraph 6.1(c), any unvested options held by Executive on the Termination Date shall expire and be cancelled, and any options that are vested will remain exercisable following the Termination Date for the period of time specified in the Stock Option Plan under which such options were granted.

     6.1. TERMINATION BY THE COMPANY

     (a) Upon termination by the Company, the Company shall pay Executive any unpaid Base Salary accrued through the Termination Date. Such payment will be made on the Termination Date or within 15 days thereafter.

     (b) If, during the Term, the Company terminates Executive's employment without Cause (as defined below), then Executive shall be entitled to receive termination payments equal to six (6) months annual Base Salary. The termination payments will be paid semi-monthly in equal parts in accordance with the same time schedule that the Company makes its customary payroll. The Company may deduct customary withholdings including social security, federal and state income taxes, and state disability insurance from these severance payments; however, any and all such obligations shall be Executive's responsibility. The Company will issue and file appropriate tax documents in connection with any termination payments. The termination payments described in this paragraph are expressly contingent upon Executive's signing upon termination a release in the form attached hereto as Exhibit A, and are further contingent upon Executive's full compliance with the terms of the Confidentiality, Inventions Assignment, Noncompetition and Nonsolicitation Agreement with the Company (the "CONFIDENTIALITY AGREEMENT") and referenced in paragraph 7 below. In the event Executive were to materially breach the Confidentiality Agreement, his right to any termination payments under this paragraph shall be extinguished, the Company shall cease payments, and Executive shall immediately return to the Company any termination payments


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already made. If Executive is terminated by the Company for Cause, Executive shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (a) above.

     (c) If, during the Term, the Company terminates Executive's employment without Cause, then the portion of any aQuantive stock option or substitute option held by Executive (whether granted prior to or following the date of this Agreement) immediately prior to the Termination Date that is unvested shall automatically vest, immediately prior to the Termination Date, in an amount equal to the portion that would have vested during the six months immediately following the Termination Date, assuming, for purpose of determining the amount, that no termination had occurred and Executive had continued his employment with aQuantive during that period.

     6.2. TERMINATION BY EXECUTIVE

     In the case of the termination of Executive's employment by Executive for Good Reason, as defined below, Executive shall be paid the compensation and termination benefits set forth in clauses 6.1(a), (b) and (c), above. In the case of termination of Executive's employment by Executive for any other reason, Executive shall be paid the compensation set forth in clause 6.1(a) and shall not be entitled to the benefits under clause 6.1(b) or 6.1(c), above.

     6.3. TERMINATION AS A RESULT OF DEATH OR TOTAL DISABILITY

     In the event of termination of Executive's employment pursuant to subparagraph 5.3, Executive or his estate shall be paid the compensation set forth in clause 6.1(a) and shall not be entitled to any of the benefits under clause 6.1(b) or 6.1(c), above.

     6.4. "GOOD REASON"

     "Good reason" shall mean the occurrence of any of the following events, without the consent of the Executive:

          a) a demotion or other material reduction in the nature or status of Executive's responsibilities; provided, however, that a change in the person or office to which Executive reports, without a corresponding reduction in duties and responsibilities, shall not constitute "good reason;"

          b)   an involuntary reduction in the Executive's annual Base Salary;

          c) requirement that the Executive relocate his principal place of employment to a location that is more than 50 miles from the principal place of employment where Executive was employed immediately prior; or

          d) the failure of the Company to obtain a satisfactory agreement from any successor company to assume and perform the obligations under this Agreement.

     6.5. CAUSE

     Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:


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          a)   willful misconduct, insubordination, or dishonesty in the
               performance of Executive's duties or other knowing and material violation of the Company's policies and procedures in effect from time to time;

          b) the continued failure of Executive to satisfactorily perform his duties after receipt of written notice that specifically identifies the areas in which Executive's performance is deficient and states a reasonable period of time during which Executive may cure such deficiencies, which period shall not be less than 90 days;

          c) willful actions (or intentional failures to act) in bad faith by Executive with respect to the Company that materially impair the Company's business, goodwill or reputation;

          d) conviction of Executive of a felony involving an act of dishonesty, moral turpitude, deceit or fraud, or the commission of acts that could reasonably be expected to result in such a conviction;

          e)   current use by the Executive of illegal substances; or

          f)   any material violation by Executive of Executive's
               Confidentiality Agreement with the Company.

7. CONFIDENTIALITY, NONCOMPETITION AND NONSOLICITATION AGREEMENT; OTHER STANDARD AGREEMENTS

     Executive is subject to the terms of the Confidentiality Agreement entered into in connection with this Agreement and the terms of the Confidentiality Agreement shall survive the termination of Executive's employment with the Company. Executive further agrees to enter into any additional agreements that may be required to be executed generally by the Company's employees of comparable position and responsibilities, including, without limitation, the Company's Code of Conduct and Insider Trading Policy.

8.   REPRESENTATIONS AND WARRANTIES; NO VIOLATION

     In order to induce the Company to enter into this Agreement, Executive represents and warrants to the Company that neither the execution nor the performance of this Agreement by Executive will violate or conflict in any way with any other agreement by which Executive may be bound, or with any other duties imposed upon Executive by corporate or other statutory or common law.

9.   NOTICE AND CURE OF BREACH

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in subparagraph 6.5 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 14 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give


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the party purportedly in breach of this Agreement the opportunity to correct such breach during the 14-day period.

10.  NOTICE

     All notices given under this Agreement must be given in writing and must be either personally delivered, sent by electronic facsimile transmission with receipt confirmed, sent by registered or certified mail, return receipt requested, or sent by reputable overnight courier, to the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

     If to Executive:   David Friedman

                        __________________________

                        __________________________

     If to the Company: aQuantive, Inc.
                        821 Second Avenue, Suite 1800
                        Seattle, WA 98104
                        Facsimile: (206) 816-8502
                        Attention: President and CEO

If notice is mailed or sent by overnight courier, such notice shall be effective upon mailing or delivery to the courier service, or if notice is personally delivered or sent by electronic facsimile transmission, it shall be effective upon receipt.

11.  ARBITRATION

     Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in the city in which the party against whom the claim is brought is located (i.e., Seattle in the case of a claim brought by Executive, and Chicago in the case of a claim brought by the Company) in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), conducted by one arbitrator either mutually agreed upon by the Company and Executive or chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

12.  GENERAL PROVISIONS

     12.1 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having


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jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

     12.2 Complete Agreement. This Agreement, the exhibits hereto and any documents expressly referred to herein, on and as of the date hereof embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof.

     12.3 Counterparts. This Agreement, and any modification or amendment entered into pursuant to paragraph 12.6 below, may be executed in separate counterparts, none of which needs to contain the signature of more than one party, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     12.4 Successors and Assigns. This Agreement is personal to Executive and is not assignable by Executive. The Company may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party or (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     12.5 Applicable Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Washington, without regard to any rules governing conflicts of laws.

     12.6 Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure to delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     12.7 Headings. All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.


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     IN WITNESS WHEREOF, the parties have executed and entered into this
Agreement on the date set forth above.

EXECUTIVE:


/s/ David Friedman
--------------------------------
David Friedman


aQuantive, Inc.


/s/ Brian McAndrews
--------------------------------
By Brian McAndrews
Its President and CEO


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